EXHIBIT 99.1

Apyx Medical Corporation Reports First Quarter 2023 Financial Results and Updates Full Year 2023 Financial Outlook

CLEARWATER, FL — May 11, 2023 - Apyx Medical Corporation (NASDAQ:APYX) (the “Company”), the manufacturer of a proprietary helium plasma and radiofrequency technology marketed and sold as Renuvion®, today reported financial results for its first quarter ended March 31, 2023, and updated financial expectations for the full year ending December 31, 2023.

First Quarter 2023 Financial Summary:

•Total revenue of $12.1 million, down 3% year-over-year.
◦Advanced Energy revenue of $9.7 million, down 10% year-over-year.
◦OEM revenue of $2.5 million, up 46% year-over-year.
•Net loss attributable to stockholders of $3.5 million, compared to $5.9 million for the first quarter of 2022.
•Adjusted EBITDA loss of $4.0 million, compared to $4.0 million for the first quarter of 2022.

First Quarter 2023 Operating Summary:

•On January 3, 2023, the Company announced the launch of its first direct-to-consumer brand campaign. Entitled #ThisIsMe, the campaign is aimed at U.S. consumers who are interested in a minimally invasive procedure with the Renuvion technology.
•On January 25, 2023, the Company announced the launch of its latest-generation Renuvion generator, the Apyx One Console, in the United States.
•On February 21, 2023, the Company announced that it and its subsidiaries had entered into a new, five-year secured credit facility with MidCap Financial. The credit agreement provides for an up to $35 million facility consisting of senior, secured term loans of up to $25 million and a revolving facility of up to $10 million.
•On February 27, 2023, the Company announced that it received 510(k) clearance from the FDA “for the use of the Renuvion APR Handpiece for the delivery of radiofrequency energy and/or helium plasma where coagulation/contraction of soft tissue is needed. Soft tissue includes subcutaneous tissue.”

Highlights & Developments Subsequent to Quarter End:

•On April 28, 2023, the Company announced that it received 510(k) clearance from the FDA “for coagulation of subcutaneous soft tissues following liposuction for aesthetic body contouring.”
•On May 8, 2023, the Company closed on a Purchase Agreement and concurrently executed a 10-year agreement to leaseback its underlying real property in Clearwater, FL with VK Acquisitions VI, LLC. The Company received net cash proceeds of approximately $6,600,000, after withholding the security deposit equal to one years rent, taxes, first months rent, expenses, and fees.
•On May 10, 2023, the FDA posted an update to the Medical Device Safety Communication (“Safety Communication”) to inform consumers and healthcare providers about the clearance for the Renuvion APR handpiece for use under the skin in certain procedures intended to improve the appearance of the skin, including for coagulation of subcutaneous soft tissues following liposuction for aesthetic body contouring. The Company believes that the May 10, 2023 FDA update to the Safety Communication addresses the issues set forth in the original Safety Communication from March 14, 2022.

Management Comments:

“While our revenue performance in the first quarter continued to reflect the business disruption related to the Medical Device Safety Communication, we were pleased to deliver sales results which ultimately exceeded our expectations,” said Charlie Goodwin, President and Chief Executive Officer. “Our Advanced Energy revenue decreased 10% year-over-year, primarily due to softer sales of generators and handpieces to our international distributors. In the U.S., however, we were pleased to see year-over-year growth in generator revenue of approximately 40% year-over-year, as many of our users upgraded to our latest-generator Renuvion generator – the Apyx One Console – following its launch in January. In addition to introducing the Apyx One Console, we obtained two new 510(k) clearances for our Advanced Energy products in February and April. Yesterday, we were pleased to see the FDA issue an update to their Safety Communication informing consumers and health care providers that our Renuvion APR Handpiece is now cleared for coagulation of subcutaneous soft tissues following liposuction for aesthetic body contouring. We believe this update addresses the issues set forth in the original Safety Communication from March 14, 2022. Lastly, we implemented activities to reduce our operating expenses, while securing additional capital to strengthen our balance sheet and enhance our financial flexibility.”

Mr. Goodwin continued: “We are raising our 2023 guidance today to reflect our stronger-than-anticipated performance in the first quarter, and now expect to drive global sales growth of our Advanced Energy products in excess of 38% for the full year. With four new 510(k) clearances secured for our Renuvion technology over the last 12 months, along with the recent progress made by our sales, marketing and product development teams, we expect to see improved global generator and handpiece demand in 2023 as we leverage our recent achievements and continue our strong pace of execution with respect to our stated strategic priorities.”

The following tables present revenue by reportable segment and geography:

	Three Months Ended March 31,		Increase/Decrease
(In thousands)	2023	2022	$ Change	% Change
Advanced Energy	$9,690	$10,814	$(1,124)	(10.4)%
OEM	2,452	1,679	773	46.0%
Total	$12,142	$12,493	$(351)	(2.8)%

	Three Months Ended March 31,		Increase/Decrease
(In thousands)	2023	2022	$ Change	% Change
Domestic	$8,871	$7,548	$1,323	17.5%
International	3,271	4,945	(1,674)	(33.9)%
Total	$12,142	$12,493	$(351)	(2.8)%

First Quarter 2022 Results:

Total revenue for the three months ended March 31, 2023 decreased $0.4 million, or 3% year-over-year, to $12.1 million, compared to $12.5 million in the prior year period. Advanced Energy segment sales decreased $1.1 million, or 10% year-over-year, to $9.7 million. OEM segment sales increased $0.8 million, or 46% year-over-year to $2.5 million. The decrease in Advanced Energy revenue was driven by decreased demand for the Company’s generators in international markets and decreased global demand for handpieces following the FDA Safety Communication on March 14, 2022. These decreases were partially offset by generator sales to domestic customers, as customers upgraded to the Company’s new Apyx One Console, which was launched in January 2023. The increase in OEM sales was due to increased sales volume to existing customers, as well as incremental new sales upon the commencement of the supply arrangement related to the completion of the development portion of some of our OEM development agreements. For the first quarter of 2023, revenue in the United States decreased $1.3 million, or 18% year-over-year, to $8.9 million, and international revenue decreased $1.7 million, or 34% year-over-year, to $3.3 million.

Gross profit for the three months ended March 31, 2023, decreased $0.6 million, or 8% year-over-year, to $7.6 million, compared to $8.2 million in the prior year period. Gross margin for the three months ended March 31, 2023, was 62.4%, compared to 65.8% in the prior year period. The decrease in gross profit margins for the three months ended March 31, 2023 from the prior year period was primarily attributable to changes in the sales mix between our two segments, with our OEM segment comprising a higher percentage of total sales, and to product mix within our Advanced Energy segment. These decreases were partially offset by geographic mix within our Advanced Energy segment, with domestic sales comprising a higher percentage of total sales.

Operating expenses for the three months ended March 31, 2023 decreased $0.9 million, or 6% year-over-year, to $13.2 million, compared to $14.1 million in the prior year period. The year-over-year change in operating expenses was driven by a $0.5 million decrease in professional services, a $0.2 million decrease in selling, general and administrative expenses and a $0.1 million decrease in salaries and related costs.

Income tax (benefit) expense for the three months ended March 31, 2023 and 2022 was $(2.3) million and $0.1 million, respectively.

Net loss attributable to stockholders for the three months ended March 31, 2023 was $3.5 million, or $0.10 per share, compared to $5.9 million, or $0.17 per share, in the prior year period.

Adjusted EBITDA loss for the three months ended March 31, 2023 and 2022 was approximately $4.0 million.

Full Year 2023 Financial Outlook:

The Company is updating financial guidance for the year ending December 31, 2023 to:

•Total revenue in the range of $59.0 million to $62.0 million, representing growth of approximately 33% to 39% year-over-year, compared to total revenue of $44.5 million for the year ended December 31, 2022. The Company’s prior guidance range for total revenue was $58.0 million to $61.0 million, representing growth of 30% to 37% year-over-year.

◦Total revenue guidance assumes:
•Advanced Energy revenue in the range of $51.0 million to $54.0 million, representing growth of approximately 39% to 47% year-over-year, compared to Advanced Energy revenue of $36.8 million for the year ended December 31, 2022. The Company’s prior guidance range for Advanced Energy revenue was $50.0 million to $53.0 million, representing growth of approximately 36% to 44% year-over-year.
•OEM revenue of approximately $8 million, representing growth of approximately 4% year-over-year, compared to $7.7 million for the year ended December 31, 2022. This is unchanged versus the Company’s prior guidance assumptions.

•Net loss attributable to stockholders of approximately $10.5 million, compared to $23.2 million for the year ended December 31, 2022. The Company’s prior guidance for net loss attributable to stockholders was approximately $14.0 million.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on May 11, 2023 to discuss the results of the quarter, and to host a question and answer session. To listen to the call by phone, interested parties may dial 877-407-8289 (or 201-689-8341 for international callers) and provide access code 13737575. Participants should ask for the Apyx Medical Corporation Call. A live webcast of the call will be accessible via the Investor Relations section of the Company’s website and at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=gfBZBEow

A telephonic replay will be available approximately two hours after the end of the call through the following two weeks. The replay can be accessed by dialing 877-660-6853 for U.S. callers or 201-612-7415 for international callers and using the replay access code: 13737575. The webcast will be archived on the Investor Relations section of the Company’s website.

Investor Relations Contact:

ICR Westwicke on behalf of Apyx Medical Corporation
Mike Piccinino, CFA
investor.relations@apyxmedical.com

About Apyx Medical Corporation:

Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Technology products marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion® and J-Plasma® offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration, supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the U.S. Food and Drug Administration and other governmental and regulatory bodies, both domestically and internationally; the impact of the recent FDA Safety Communication on our business and operations; factors relating to the effects of the COVID-19 pandemic; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

APYX MEDICAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended March31,
	2023	2022
Sales	$12,142	$12,493
Cost of sales	4,569	4,274
Gross profit	7,573	8,219
Other costs and expenses:
Research and development	1,121	1,158
Professional services	1,740	2,286
Salaries and related costs	5,068	5,181
Selling, general and administrative	5,255	5,465
Total other costs and expenses	13,184	14,090
Loss from operations	(5,611)	(5,871)
Interest income	51	2
Interest expense	(234)	(8)
Other loss, net	(5)	(21)
Total other loss, net	(188)	(27)
Loss before income taxes	(5,799)	(5,898)
Income tax (benefit) expense	(2,267)	70
Net loss	(3,532)	(5,968)
Net loss attributable to non-controlling interest	(49)	(23)
Net loss attributable to stockholders	$(3,483)	$(5,945)

Loss per share
Basic and Diluted	$(0.10)	$(0.17)

Weighted average number of shares outstanding - basic and diluted	34,598	34,429

APYX MEDICAL CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	March 31, 2023 (Unaudited)	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$16,255	$10,192
Trade accounts receivable, net of allowance of $359 and $668	9,966	10,602
Income tax receivables	7,752	7,545
Other receivables	417	99
Inventories, net of provision for obsolescence of $428 and $457	10,946	11,797
Assets held for sale	4,569	—
Prepaid expenses and other current assets	2,779	2,737
Total current assets	52,684	42,972
Property and equipment, net	2,109	6,761
Operating lease right-of-use assets	646	710
Finance lease right-of-use assets	106	115
Other assets	1,239	1,217
Total assets	$56,784	$51,775

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,905	$2,669
Accrued expenses and other liabilities	7,626	8,928
Current portion of operating lease liabilities	184	216
Current portion of finance lease liabilities	33	37
Term loan, net	8,778	—
Total current liabilities	18,526	11,850
Long-term operating lease liabilities	448	470
Long-term finance lease liabilities	68	73
Long-term contract liabilities	1,343	1,408
Other liabilities	185	181
Total liabilities	20,570	13,982
EQUITY
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 34,597,822 issued and outstanding as of March 31, 2023 and December 31, 2022	35	35
Additional paid-in capital	75,235	73,282
Accumulated deficit	(39,218)	(35,735)
Total stockholders' equity	36,052	37,582
Non-controlling interest	162	211
Total equity	36,214	37,793
Total liabilities and equity	$56,784	$51,775

APYX MEDICAL CORPORATION RECONCILIATION OF GAAP NET LOSS RESULTS TO NON-GAAP ADJUSTED EBITDA (Unaudited)
Use of Non-GAAP Financial Measure

We present the following non-GAAP measure because we believe such measure is a useful indicator of our operating performance. Our management uses this non-GAAP measure principally as a measure of our operating performance and believes that this measure is useful to investors because it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe that this measure is useful to our management and investors as a measure of comparative operating performance from period to period. The non-GAAP financial measure presented in this release should not be considered as a substitute for, or preferable to, the measures of financial performance prepared in accordance with GAAP.

The Company has presented the following non-GAAP financial measure in this press release: adjusted EBITDA. The Company defines adjusted EBITDA as its reported net income (loss) attributable to stockholders (GAAP) plus income tax expense (benefit), interest, depreciation and amortization, and stock-based compensation expense.

(In thousands)	Three Months Ended March 31,
	2023	2022
Net loss attributable to stockholders	$(3,483)	$(5,945)
Interest income	(51)	(2)
Interest expense	234	8
Income tax (benefit) expense	(2,267)	70
Depreciation and amortization	203	225
Stock based compensation	1,367	1,650
Adjusted EBITDA	$(3,997)	$(3,994)